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                                                                 Exhibit 10.66

                      RESTATED TECHNOLOGY RIGHTS AGREEMENT

         This Restated Technology Rights Agreement (the "AGREEMENT") is made effective as of March 1, 2000 (the "EFFECTIVE DATE"), by and between Calypte Biomedical Corporation (the "COMPANY"), a California corporation whose address is 1265 Harbor Bay Parkway, Alameda, California 94502, and Howard B. Urnovitz, Ph.D. (the "SCIENTIST") whose office is at 1440 Fourth Street, Berkeley, California 94710. This Agreement amends and restates in its entirety, as of March 1, 1997, that certain Technology Rights Agreement dated as of March 1, 1997 by and between the Company and the Scientist (the "ORIGINAL AGREEMENT").

                                   RECITALS

         WHEREAS, at the Effective Date the Scientist serves, and has served since March 1, 1997, in the capacity of Chief Scientific Officer of the Company; and

         WHEREAS, the Scientist may develop certain technology during the time he is in the employment of the Company and which technology may not already have been assigned to the Company, without royalty and under a separate employee invention assignment agreement pursuant to the Scientist's relationship with the Company as an employee, or otherwise already assigned pursuant to Section 2.1 hereof, which the Company may desire to commercialize under a written agreement to be negotiated between the Company and the Scientist as set forth herein;

         WHEREAS, the parties desire to hereby amend and restate the Original Agreement in its entirety to clarify certain rights and obligations of the parties from and after March 1, 1997 as provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, the Company and the Scientist hereby agree as follows:

         1.       DEFINITIONS.

                  Whenever used in this Agreement, the following terms will have the following meanings:

                  1.1 "CONFIDENTIAL INFORMATION" means all confidential or propriety information of the Scientist or the Company disclosed by one of them to the other in writing and reasonably identified in writing as confidential or proprietary, or reduced to writing, and so identified, within thirty (30) days after an oral disclosure, by either party to the other in connection with this Agreement. Confidential Information will not include:
(a) information which is or which becomes publicly known through lawful means; or (b) information which is lawfully disclosed by the disclosing party, or by a third party who rightfully possesses the information, to others or the other party without confidential or proprietary restriction.


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                  1.2      "SCIENTIST" means Howard B. Urnovitz, Ph.D. and
any students or employees operating under his direct supervision rights to whose work belong, by written agreement or otherwise, to him.

                  1.3 "FIELD" means any urine-based medical diagnostic test.

                  1.4 "DIAGNOSTIC TECHNOLOGY" means any information, inventions, and discoveries made, conceived, derived, or otherwise reduced to practice by the Scientist related to the Field.

                  1.5 "NET SALES" means total revenues received from sales of products or services to customers less any quantity discounts, rebates, sales taxes, and allowance for bad debts and returns.

         2. ASSIGNMENT OF CERTAIN PATENT RIGHTS; RIGHTS OF THE SCIENTIST TO EXECUTE AND DELIVER THIS AGREEMENT; EFFECT OF OTHER ASSIGNMENT AGREEMENTS.

                  2.1 ASSIGNMENT OF CERTAIN PATENT RIGHTS. The Scientist hereby acknowledges that the patents or patent applications listed on APPENDIX A attached hereto and incorporated herein by reference have been assigned by the Scientist to the Company effective as of March 1, 1997 under the Original Agreement, and that such assignment is irrevocable and unaffected by the amendment and restatement of the Original Agreement as effected hereby, and agrees and confirms that any products or services that have been or may be developed by the Company based upon such patents or patent applications are the property of the Company and are not subject to the provisions of Sections 2 and 3 hereof.

                  2.2 RIGHTS OF THE SCIENTIST TO EXECUTE AND DELIVER THIS AGREEMENT. The Scientist hereby represents and warrants to the Company that, from and after March 1, 1997, and as of the Effective Date, he (a) has full right and power to execute and deliver this Agreement, and has not assigned or otherwise transferred to any third party any rights that have been, or may be, assigned to the Company pursuant to this Agreement, and (b) is not subject to nor a party to any agreement or legal order or constraint that would be violated by his execution and delivery and performance of this Agreement.

                  2.3 EFFECT OF OTHER ASSIGNMENT AGREEMENTS. This Agreement will not govern the assignment by the Scientist to the Company of any intellectual property rights during his employment by the Company which assignment is otherwise the subject of a written employee invention assignment agreement between the Company and the Scientist in his capacity as an employee of the Company, and which assignment will be governed by the terms of such other agreement(s), if any.

         3.       TERM.

                  The term of this Agreement will be from and including March 1, 1997 through and including the earliest of (a) the date agreed in writing by the Company and the Scientist, or (b) the date of the Scientist's death, or (c) 5:00 p.m. California time on March 1, 2007; provided that upon any termination hereof, except as may be otherwise specifically agreed in writing by the Company and the Scientist or their permitted successors, assigns or legal representatives, the rights of the parties accrued prior to the date of such termination, and the provisions of Sections 4 through 9 hereof will survive any such termination.


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         4.       FIRST RIGHT OF REFUSAL.

                  During the term of this Agreement, the Scientist will promptly disclose in writing to the Company, in commercially reasonable detail, any Diagnostic Technology. Such disclosure will be considered to be Confidential Information of the Scientist. The Company will have sixty (60) days from and including the date of the Company's receipt of such disclosure to express in writing to the Scientist the Company's interest in obtaining from the Scientist an exclusive, worldwide license to practice, make or have made, use, sell, distribute, and license to others, any invention or discovery made by the Scientist within the Field covered by such disclosure. Any such written expression of interest by the Company to the Scientist will be considered to be Confidential Information of the Company. If by the end of such 60-day period the Company has not delivered to the Scientist the Company's written expression of such interest, the Company will have no further rights to the Diagnostic Technology covered by such particular disclosure, and the Scientist may thereafter enter into such agreement or agreements with such third party or parties as he desires, on such terms as he desires, with respect to such relevant Diagnostic Technology. If the Company does, within such 60-day period, deliver to the Scientist such written expression of the Company's interest in the Diagnostic Technology so disclosed, the Scientist and the Company will enter into a binding license agreement (each a "DIAGNOSTIC TECHNOLOGY LICENSE AGREEMENT"), having the terms set forth in Section 5 hereof, within ninety (90) days after the date such written expression of interest is delivered by the Company to the Scientist.

         5.       TERMS OF DIAGNOSTIC TECHNOLOGY LICENSE AGREEMENT(S).

                  Each Diagnostic Technology License Agreement will contain customary and commercially reasonable provisions customary for the license of medical diagnostic technology in the United States, and will provide that, as consideration for the grant of an exclusive, worldwide license in perpetuity to the relevant Diagnostic Technology by the Scientist to the Company thereunder, the Company will pay to the Scientist or his assignee as will be specified in such Diagnostic Technology License Agreement, (a), as a license fee, a one-time cash payment equal to the total documented direct costs incurred by the Scientist or on his behalf related to the development of the licensed Diagnostic Technology, and (b) a running royalty, paid quarterly within forty-five (45) days after the end of the relevant quarter, equal to five percent (5%) of Net Sales of the Company from any products or services incorporating such Diagnostic Technology.

         6.       TITLE TO CERTAIN INVENTIONS, DISCOVERIES AND PATENTS.

                  Unless otherwise agreed to by both parties, any invention, discoveries or patent rights made, conceived, derived, or otherwise reduced to practice by the Scientist, will be the property of the Scientist or his assignees subject to the rights of the Company under Sections 4 and 5 hereof with respect thereto.

         7.       PATENT COOPERATION.

                  If the Company exercises its first right of refusal under
Section 4 hereof as to the relevant Diagnostic Technology, the parties will consult with and cooperate with each other regarding the filing of all patent applications with respect to such relevant Diagnostic Technology.


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         8.       EFFECT OF AGREEMENT BY THE COMPANY WITH CHRONIX BIOMEDICAL.

                  The Company and Chronix Biomedical, a company of which the Scientist is a principal ("CHRONIX"), are parties to a Technology Rights Agreement (the "CHRONIX AGREEMENT") of even date herewith by which the Company has a right of first refusal to license from Chronix, under terms identical to those described in Section 5 hereof, certain Diagnostic Technology that may be developed by Chronix during the term of the Chronix Agreement. In the event that any Diagnostic Technology is developed by the Scientist in the course of his employment by or consultancy for Chronix that becomes, by operation of law, including under any employee or consultancy invention assignment between the Scientist and Chronix, the property of Chronix, then such Diagnostic Technology, if licensed by the Company pursuant to its right of first refusal under the Chronix Agreement, will be licensed under the Chronix Agreement and not pursuant to this Agreement, and thus the Company will pay only one license fee and royalty therefor, to Chronix and not to the Scientist.

         9.       CONFIDENTIAL INFORMATION.

                  The parties will maintain as confidential and will not use, except as permitted hereby, nor disclose to any third party except as may be required by law (and then with reasonable advance notice to the other party of such legally-required disclosure), all Confidential Information of the other party so long as it remains Confidential Information.

         10.      MISCELLANEOUS.

                  10.1 NOTICES. All notices required or permitted to be given under this Agreement will be given in writing and will be effective when either personally delivered (including delivery by FedEx or other courier), or when sent by facsimile, or deposited, postage prepaid, in the United States registered or certified mail, addressed as follows:

                  To the Scientist:     Howard B. Urnovitz, Ph.D.
                                        1440 Fourth Street
                                        Berkeley, California 94710
                                        Facsimile: ___-___-____

                  To the Company:       Calypte Biomedical Corporation
                                        1265 Harbor Bay Parkway
                                        Alameda, California 94502
                                        Attn: Chief Executive Officer
                                        Facsimile: 510-814-8505

or such other address as either party may hereinafter specify by written notice to the other under this Section 10.1. Such notices and communications will be deemed effective on the date of delivery by hand or upon confirmed answerback by facsimile, or fourteen (14) days after having been sent by registered or certified mail.

                  10.2 ENTIRE AGREEMENT; AMENDMENT AND WAIVERS. This Agreement is the entire agreement between the Company and the Scientist with respect to the specific subject


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matter hereof, superseding in their entirety all other or prior agreements or understandings between them with respect to the specific subject matter hereof, including without limitation the Original Agreement. This Agreement may not be modified, amended, or terminated, nor may any term hereof be waived, except by an instrument in writing, signed by the Company and the Scientist. No such waiver will operate as a waiver of, or estoppel with respect to, any other or subsequent matter. No failure to exercise and no delay in exercising any right, remedy, or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

                  10.3 SEVERABILITY; ENFORCEMENT. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable, or void, as written, in whole or in part, such provision will be deemed to be amended to the extent necessary to be enforceable and applied by such court in the broadest possible manner consistent with enforceability, and the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances will remain in full force and effect.

                  10.4 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned, nor may any of the Scientist's rights or obligations be delegated, by the Scientist. This Agreement may be assigned by the Company to any successor in business to the Company which purchases all or substantially all of the assets of the Company and which assumes in writing this Agreement and all obligations of the Company hereunder. This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors, permitted assigns, and legal representatives, and upon the Scientist's heirs, executors and administrators, and will not benefit any person or entity other than the parties hereto and such specific persons so described.

                  10.5. REMEDIES. The parties agree that in the event of any breach or threatened breach of any of the covenants of the Scientist herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company will be entitled to injunctive relief (including, without limitation, relief in the nature of a temporary restraining order) against the Scientist in the event of any breach or threatened breach of any such covenants by the Scientist, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

                  10.6. GOVERNING LAW. The validity, interpretation, enforceability, and performance of this Agreement will be governed by and construed in accordance with the law of the State of California without regard to its principles of conflict of laws.


THE SCIENTIST:                              CALYPTE BIOMEDICAL CORPORATION:

 /s/ Howard B. Urnovitz                     By: /s/ Nancy E. Katz
-------------------------------                -------------------------------
    HOWARD B. URNOVITZ                      Name:  Nancy E. Katz
                                                 -----------------------------
                                            Title: President/COO/CFO
                                                  ----------------------------


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                                   APPENDIX A

              PATENTS OWNED BY, OR ASSIGNED TO, CALYPTE BIOMEDICAL
                 AS OF MARCH 1, 1997 BY HOWARD B. URNOVITZ, Ph.D.

                           U.S. Patent No.: 5,516,638
           Immunoassays for the Detection of Antibodies to Chlamydia
                            Trachomatis in the Urine
                            Issue Date: May 14, 1996